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                                                                    EXHIBIT 23.3

                                             January 19, 2000


Board of Trustees
Cambridgeport Mutual Holding Company
Board of Directors
Cambridgeport Bank
689 Massachusetts Avenue
Cambridge, Massachusetts 02139

Members of the Board of Trustees and Board of Directors:

     We hereby consent to the use of our firm's name in Amendment No. 1 to the Form S-1 Registration Statement for Port Financial Corp. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Port Financial Corp.

                              Sincerely,

                              RP FINANCIAL, LC.


                              /s/ Gregory E. Dunn
                              -----------------------
                              Gregory E. Dunn
                              Senior Vice President